Exhibit 99.1

SCHNEIDER WALLACE COTTRELL

KONECKY WOTKYNS LLP

Michael C. McKay, SBN 023354

mmckay@schneiderwallace.com

8501 North Scottsdale Road, Suite 270

Scottsdale, Arizona 85253

Telephone: (480) 428-0145

Facsimile: (866) 505-8036

WEISSLAW LLP

Joseph H. Weiss (Admitted Pro Hac Vice)

jweiss@weisslawllp.com

David C. Katz

dkatz@weisslawllp.com

Joshua M. Rubin (Admitted Pro Hac Vice)

jrubin@weisslawllp.com

1500 Broadway, 16th Floor

New York, New York 10036

Telephone: (212) 682-3025

Facsimile: (212) 682-3010

Attorneys for Lead Plaintiff Sridhar Manthangodu

SACKS, RICKETTS & CASE LLP

Cynthia A. Ricketts, SBN 012668

cricketts@srclaw.com

2800 North Central Avenue, Suite 1230

Phoenix, AZ 85004

Telephone: (602) 385-3370

Facsimile: (602) 385-3371

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

Boris Feldman (Admitted Pro Hac Vice)

boris.feldman@wsgr.com

Elizabeth C. Peterson (Admitted Pro Hac Vice)

epeterson@wsgr.com

650 Page Mill Road

Palo Alto, CA 94304-1050

Telephone: (650) 493-9300

Facsimile: (650) 493-6811

Attorneys for Defendants Todd Davis, Gary Briggs, Clarissa Cerda, David Cowan, Roy A. Guthrie, Srinivasan Krishnan, Albert A. Pimentel, Chris Power, Thomas Ridge, Hilary Schneider, Jaynie Miller Studenmund, and Nominal Defendant LifeLock, Inc.

IN THE SUPERIOR COURT OF THE STATE OF ARIZONA

IN AND FOR THE COUNTY OF MARICOPA

IN RE: LIFELOCK, INC. DERIVATIVE LITIGATION	Case No. CV2015-054087 (Consol. with CV2016-000595, CV2016-000820, CV2016-050225, & CV2016-003907) STIPULATION OF SETTLEMENT

STIPULATION OF SETTLEMENT CASE NO. CV2015-054087

This Stipulation of Settlement (“Stipulation” or “Settlement”) is made and entered into by and among Lead Plaintiff Sridhar Manthangodu, on behalf of himself and derivatively on behalf of LifeLock, Inc. (“LifeLock” or the “Company”), Lead Counsel WeissLaw LLP and Liaison Counsel, Schneider Wallace Cottrell Konnecky Wotkyns LLP, defendants Todd Davis, Gary Briggs, David Cowan, Roy A. Guthrie, Albert A. Pimentel, and Thomas Ridge (together, the “Individual Defendants” or “Settling Defendants”), Nominal Defendant LifeLock (together with Lead Plaintiff and the Settling Defendants, the “Settling Parties”), and counsel for the Individual Defendants and LifeLock, Wilson Sonsini Goodrich & Rosati PC and Sacks, Ricketts & Case LLP. The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined below in Section IV, ¶A.14) upon Court approval and subject to the terms and conditions hereof.

I.	BACKGROUND

A.	Lead Plaintiff’s Action

On September 23, 2015, Lead Plaintiff filed the first in a series of several substantively similar stockholder derivative actions. Lead Plaintiff’s action captioned, Manthangodu v. Davis, et al., Case No. CV2015-054087, was filed in the Superior Court of Arizona for Maricopa County (the “Arizona Superior Court” or the “Court”) against the Individual Defendants and the Company as nominal defendant (the “Manthangodu Action” or the “Action”). Lead Plaintiff alleges that the Individual Defendants breached their fiduciary duties to LifeLock and its stockholders by failing to ensure the Company’s compliance, post-2010, with certain FTC regulations. Lead Plaintiff further alleges that LifeLock and its stockholders suffered damages as a result of the Individual Defendants’ fiduciary duty breaches because LifeLock faces liability for, and is being forced to expend fees to defend itself in connection with: (i) a whistleblower complaint filed by Michael D. Peters, who served as LifeLock’s Chief Information Security Officer in July 2013; (ii) alleged post-2010 FTC violations, including those alleged in the FTC’s motion against LifeLock filed on July 21, 2015 (the “FTC Contempt Motion”); and (iii) a securities class action complaint filed by purported LifeLock stockholder Miguel Avila on July 22, 2015, on behalf of a putative class of LifeLock stockholders who purchased LifeLock stock from June 30, 2014 through July 21, 2015

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(the “2015 Securities Class Action”), alleging violations of the federal securities laws by LifeLock, former Chief Executive Officer (“CEO”) Todd Davis, and LifeLock’s Chief Financial Officer (“CFO”), Chris Power. The Manthangodu Action also brings a claim against the Individual Defendants for indemnification.

The Settling Defendants deny each and every one of the claims and contentions alleged by Lead Plaintiff.

B.	The Other Shareholder Derivative Actions

Following the filing of the Manthangodu Action, additional substantively similar purported stockholder derivative actions were filed in the Delaware Court of Chancery (the “Delaware Court”), the United States District Court for the District of Arizona (the “Arizona District Court”), and the Arizona Superior Court. These actions are described below.

On October 28, 2015, LifeLock stockholder, Larissa Gassel, filed a purported shareholder derivative action captioned, Gassel v. Davis et al., Case No. 2:15-cv-02173 (D. Ariz.), in the Arizona District Court against Todd Davis, Chris Power, Gary S. Briggs, Albert “Rocky” Pimentel, Jaynie Miller Studenmund, Roy A. Guthrie, and David Cowan as individual defendants and the Company as nominal defendant (the “Gassel Action”). The Gassel Action alleges that the named individual defendants breached their fiduciary duties to LifeLock and its stockholders by misrepresenting the Company’s information security controls and compliance, post-2010, with certain FTC regulations. The Gassel Action further claims that LifeLock and its stockholders suffered damages as a result of those alleged breaches of fiduciary duties because LifeLock faces liability for and is being forced to expend fees to defend itself in connection with the alleged post-2010 violations and the allegations in the 2015 Securities Class Action. The Gassel Action also brings claims against the named individual defendants for abuse of control, gross mismanagement, and unjust enrichment. On January 8, 2016, the individual defendants named in the Gassel Action and LifeLock moved to stay proceedings in the Gassel Action in favor of the Manthangodu Action. That motion remains pending.

On November 19, 2015, LifeLock stockholder, Shiva Stein, filed a purported stockholder derivative action captioned, Stein v. Davis et al., C.A. No. 11726-VCL, in the Delaware Court

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against Richard Todd Davis, Donald M. Beck, Gary Briggs, Clarissa Cerda, David Cowan, Marvin Davis, James T. Greener, Roy A. Guthrie, Robert Krakauer, Srinivasan Krishnan, Ignacio Martinez, Robert J. Maynard, Jr., Hillel Moerman, Albert “Rocky” Pimentel, Chris Power, Prakash Ramamurthy, George Reyes, Thomas J. Ridge, Nicholas W. Robbins, Schwark Satyavolu, Hilary Schneider, Ty Shay, Jaynie Miller Studenmund, Tammy Valdez, and Gene Yoon as individual defendants and the Company as nominal defendant (the “Stein Action”). The Stein Action alleges that that the named individual defendants violated their fiduciary duties to LifeLock stockholders by failing to prevent LifeLock’s allegedly wrongful sales and marketing practices and approving and/or consciously disregarding LifeLock’s business plan and by permitting allegedly illegal promotion practices giving rise to the post-2010 alleged FTC regulatory violations. The Stein Action further alleges that the named individual defendants’ breaches of their fiduciary duties has caused the Company significant monetary liability and also damaged its corporate image and goodwill and seeks unspecified monetary damages and disgorgement.

On November 25, 2015, LifeLock stockholder, the John L. Munson Revocable Family Trust, filed a purported stockholder derivative action captioned, Munson v. Davis et al., C.A. No. 11750-VCL, in the Delaware Court against the same individual defendants as those named in the Stein Action and the Company as nominal defendant (the “Munson Action”). The Munson Action makes the same allegations and seeks the same relief as in the Stein Action. On March 18, 2016, the plaintiffs in the Stein Action and the Munson Action voluntarily dismissed their actions. On March 23, 2016, the plaintiffs in the Stein Action and the Munson Action jointly filed a purported stockholder derivative complaint captioned, Stein and Munson v. Davis et al., Case No. CV2016-003907, in the Arizona Superior Court against Richard Todd Davis, Gary Briggs, David Cowan, Roy A. Guthrie, Albert “Rocky” Pimentel, and Thomas J. Ridge as individual defendants and the Company as nominal defendant (the “new Stein and Munson Action”). The new Stein and Munson Action makes the same allegations and seeks the same relief as in the original Stein Action and the Munson Action, but drops several of the named individual defendants.

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On January 22, 2016, LifeLock stockholder, the City of Pontiac General Employees’ Retirement System, filed a purported stockholder derivative action captioned, City of Pontiac v. Guthrie et al., Case No. CV2016-000820, in the Arizona Superior Court against Roy A. Guthrie, Gary S. Briggs, David A. Cowan, Srinivasan Krishnan, Albert A. Pimentel, Thomas J. Ridge, Todd Davis, and Chris G. Power as individual defendants and the Company as nominal defendant (the “City of Pontiac Action”). The City of Pontiac Action alleges that the named individual defendants breached their fiduciary duties by failing to ensure LifeLock’s compliance, post-2010, with certain FTC regulations and that their alleged oversight failure caused LifeLock to issue false and misleading statements about the Company’s business and operations in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”). The City of Pontiac Action also brings claims for corporate waste and unjust enrichment.

On January 26, 2016, LifeLock stockholder, Liang Jiawei, filed a purported stockholder derivative action captioned, Jiawei v. Davis et al., Case No. CV2016-000595, in the Arizona Superior Court against Todd Davis, Gary S. Briggs, Albert A. “Rocky” Pimentel, Jaynie Miller Studenmund, Roy A Guthrie, Thomas J. Ridge, and David Cowan as individual defendants and the Company as nominal defendant (the “Jiawei Action”). The Jiawei Action similarly alleges that the named individual defendants breached their fiduciary duties by failing to ensure LifeLock’s compliance, post-2010, with certain FTC regulations. The Jiawei Action also brings claims for unjust enrichment, gross mismanagement, and abuse of control.

On February 1, 2016, LifeLock stockholder, Russell Sprouse, filed a purported stockholder derivative action captioned, Sprouse v. Davis et al., Case No. CV2016-050225, in the Arizona Superior Court against Todd Davis, Gary S. Briggs, Clarissa Cerda, David Cowan, Roy Guthrie, Chini Krishnan, Albert Pimentel, Christopher Power, Thomas J. Ridge, and Hilary Schneider as individual defendants and the Company as nominal defendant (the “Sprouse Action”). Like the other shareholder derivative actions, the Sprouse Action alleges that the named individual defendants breached their fiduciary duties by failing to ensure LifeLock’s compliance, post-2010, with certain FTC regulations. The Sprouse Action also brings claims for unjust enrichment against certain of the individual defendants.

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The Settling Defendants as well as all other defendants named in the additional shareholder derivative actions described above deny each and every one of the claims and contentions alleged by plaintiffs therein.

C.	Consolidation of the Shareholder Derivative Actions in the Arizona Superior Court

On December 24, 2015, the Arizona Superior Court entered an Order Appointing Lead Plaintiff and Lead Counsel and Setting Deadlines for Motion to Dismiss. The Court’s Order appointed plaintiff Manthangodu as Lead Plaintiff and the law firms of WeissLaw LLP and Schneider Wallace Cottrell Konnecky Wotkyns LLP as Lead Counsel and Liaison Counsel, respectively. The Order further provided that “[u]pon the filing of or transfer to the [Arizona Superior Court] of any other derivative action arising out of the same or substantially the same transactions or events, and the same or substantially the same defendants, the parties to this case shall promptly move to consolidate the new action with this action pursuant to Rule 42(a) of the Arizona Rules of Civil Procedure and Maricopa County Local Rule 3.1(c)(2).”

On February 11, 2016, the Court entered a Case Consolidation Order in which it consolidated the Sprouse Action with the first-filed Manthangodu Action.

On February 24, 2016, the Court entered an Order Consolidating Actions in which it consolidated the City of Pontiac Action and the Jiawei Action with the first-filed Manthangodu Action and the previously filed Sprouse Action. The consolidated action is captioned In re: LifeLock, Inc. Derivative Litigation, Case No. CV2015-054087.

On April 7, 2016, the Court entered an Order consolidating the new Stein and Munson Action with the previously consolidated Manthangodu Action, Sprouse Action, Jiawei Action, and City of Pontiac Action.

D.	The Mediation

As the Settling Parties have informed the Court at various status conferences, including on November 17, 2015, December 16, 2015, February 10, 2016, March 18, 2016, and April 7, 2016, the Settling Parties have been actively engaged in continued productive discussions aimed at potential resolution of the Manthangodu Action, including at mediation proceedings before the

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Honorable Stanley G. Feldman, former Chief Justice of the Arizona Supreme Court. In connection with that mediation, Lead Counsel have interviewed LifeLock’s Chief Risk Officer, its Chief Information Security Officer, and counsel who represented LifeLock in the 2015-2016 litigation with the FTC. The Settling Defendants produced more than 120,000 pages of documents to Lead and Liaison Counsel. In addition, the Settling Parties submitted extensive mediation statements and supplemental mediation statements to the mediator and met for four mediation sessions before Justice Feldman, on February 9, 2016, March 17, 2016, and April 6, 2016, in Tucson, Arizona, and May 26, 2016, in Phoenix, Arizona. As a result of the mediation and these arm’s-length settlement negotiations, in which Lead Counsel had the advice of their expert, Navigant Consulting, Inc., the Settling Parties reached an agreement that, subject to approval of the Court, resolves the Manthangodu Action and the Released Claims as further described herein.

E.	The LifeLock Board of Directors’ Approval of the Settlement

The outside members of LifeLock’s Board of Directors (i.e., all directors except Mr. Todd Davis and Ms. Hilary Schneider), in exercising their business judgment, after consultation with their own independent counsel, unanimously approved the Settlement and each of its terms, as set forth in the Stipulation, as in the best interests of LifeLock and its stockholders.

II.	LEAD PLAINTIFF’S CLAIMS AND BENEFITS OF SETTLEMENT

Lead Plaintiff and Lead Counsel believe that the claims asserted in the Manthangodu Action have merit. Lead Plaintiff and Lead Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the action against the Settling Defendants through motion practice, trial, and potential appeals. Lead Plaintiff and Lead Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Manthangodu Action, as well as the difficulties and delays inherent in such litigation. Lead Plaintiff and Lead Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action. Based on their evaluation, Lead

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Plaintiff and Lead Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of LifeLock and its stockholders.

III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants deny each and every one of the claims and contentions alleged by Lead Plaintiff. The Settling Defendants expressly deny all allegations of wrongdoing or liability against them, or any of them, or any other current or former LifeLock directors or officers, arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Manthangodu Action. Without limiting the foregoing, the Settling Defendants deny, among other things, that they or any other current or former LifeLock directors or officers breached their fiduciary duties or any other duty owed to LifeLock or its stockholders, or that Lead Plaintiff, LifeLock, or LifeLock’s stockholders suffered any damage or were harmed as a result of any conduct alleged in the Manthangodu Action or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they and all other current or former LifeLock directors or officers acted in good faith and in a manner they reasonably believed to be in the best interests of LifeLock and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Manthangodu Action. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Action, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation, including all of the commitments and undertakings agreed to by the Settling Defendants, and all attached Exhibits hereto, shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

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IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Lead Plaintiff (for himself and derivatively on behalf of LifeLock), by and through Lead and Liaison Counsel, and the Settling Defendants and LifeLock, by and through their attorneys of record, that in exchange for the consideration set forth below, the Manthangodu Action and Released Claims shall be fully, finally, and forever compromised, settled, discharged, relinquished, and released, and the Manthangodu Action shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

A. Definitions

As used in this Stipulation the following terms have the meanings specified below:

1. “Action” or “Manthangodu Action” means the shareholder derivative action filed by Lead Plaintiff Sridhar Manthangodu on September 23, 2015, and captioned Manthangodu v. Davis et al., Case No. CV2015-054087, pending in the Arizona Superior Court.

2. “Court” or “Arizona Superior Court” means the Superior Court of the State of Arizona in and for the County of Maricopa.

3. “Court Approval Order” means the Order Approving Derivative Settlement and Order of Dismissal with Prejudice, substantially in the form attached as Exhibit B hereto.

4. “Effective Date” means the first date by which all of the events and conditions specified in Section IV, ¶F of this Stipulation have been met and have occurred.

5. “Final” means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the court(s) of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further

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appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal.

6. “Governmental Agency” means any local, state, or federal governmental or regulatory authority including, but not limited to, the Federal Trade Commission or any State Attorneys General office.

7. “Judgment” means the judgment to be rendered by the Court in the Action upon its final approval of the Settlement, substantially in the form attached as Exhibit C hereto.

8. “Lead Counsel” means the law firm of WeissLaw LLP.

9. “Liaison Counsel” means the law firm of Schneider Wallace Cottrell Konnecky Wotkyns LLP.

10. “Lead Plaintiff” means plaintiff Sridhar Manthangodu.

11. “LifeLock” or the “Company” means LifeLock, Inc., including, but not limited to, its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.

12. “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

13. “Related Parties” means (i) as to LifeLock, LifeLock’s past or present directors, officers, managers, employees, partners, agents, attorneys, accountants, auditors, banks, consultants, experts, successors, subsidiaries, divisions, joint ventures, assigns, general or limited partners or partnerships, limited liability companies, any entity in which LifeLock has a controlling interest, and all officers, directors and employees of LifeLock’s current and former subsidiaries; except that “Related Parties” shall not include LifeLock’s insurance carriers, and (ii) as to the Settling Defendants, (1) each spouse, immediate family member, heir, executor, estate, administrator, agent, attorney, accountant, auditor, bank, insurer, co-insurer, re-insurer, advisor, consultant, expert, or affiliate of any of them, (2) any trust in respect of which any

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Settling Defendant, or any spouse or family member thereof serves as a settlor, beneficiary, or trustee, and (3) any entity in which a Settling Defendant, or any spouse or immediate family member thereof, holds a controlling interest or for which a Settling Defendant has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.

14. “Released Claims” means all claims, demands, rights, liabilities, and claims for relief of every nature and description whatsoever, known or unknown (as set forth in Section IV, ¶A.20), that have been, or could have been, asserted in the Manthangodu Action by Lead Plaintiff, LifeLock, or any LifeLock stockholder derivatively on behalf of LifeLock against the Settling Defendants and Released Persons, based on the Settling Defendants’ and/or the Released Persons’ acts and/or omissions in connection with, arising out of, or relating to, any of the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act in connection with or related to: any alleged FTC violations; the FTC Contempt Motion; the Stipulated Order Resolving FTC’s Allegations of Contempt and Modifying Stipulated Final Judgment and Order for Permanent Injunction entered by the Arizona District Court on December 22, 2015, and amended on January 4, 2016 (together, the “2016 Amended FTC Order”); any and all actions brought by any Governmental Agency in connection with or in any way related to alleged post-2010 regulatory violations, including those alleged in the FTC Contempt Motion or the 2016 Amended FTC Order; Ebarle v. LifeLock, Inc., No. 3:15-cv-00258-HDG (N.D. Cal.); or any other related acts and/or omissions that could have given rise to similar claims for the period following March 9, 2010 through and including the date of execution of this Stipulation; except that “Released Claims” shall not include (a) any claims by or on behalf of LifeLock against any of its directors and officers insurance carriers, (b) the right to enforce this Stipulation or the Settlement, including the award of fees and expenses referenced herein in Section IV, ¶E, and (c) any of the claims asserted in the federal securities law actions captioned, In re LifeLock, Inc. Securities Litigation, No. 14-cv-00416-SRB (D. Ariz. 2014); Gray v. LifeLock, Inc., et al., No. 15-16885 (9th Cir. 2016); and Avila v. LifeLock, Inc., et al., Case No. 15-cv-01398-SRB (D. Ariz. 2015).

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15. “Released Persons” means the Settling Defendants, LifeLock, and their respective Related Parties. As defined in Section IV, ¶A.13 above, Related Parties includes, but is not limited to, all current and former LifeLock directors and officers, including all those who are named as defendants in the shareholder derivative actions described in Section I, above.

16. “Settlement” means the terms and conditions contained in this Stipulation.

17. “Settling Defendants” means Todd Davis, Gary Briggs, David Cowan, Roy A. Guthrie, Albert A. Pimentel, and Thomas Ridge.

18. “Settling Parties” means, collectively, Lead Plaintiff, the Settling Defendants, and LifeLock.

19. “Stipulation” means this Stipulation of Settlement.

20. “Unknown Claims” means any Released Claims which Lead Plaintiff, LifeLock, or a LifeLock stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with, and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Lead Plaintiff, LifeLock, and its stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights, and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Further, with respect to any and all claims released pursuant to Section IV, ¶¶ D.1-D.3, below, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Released Persons also shall expressly waive, and by operation of the Judgment shall have expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542. Lead Plaintiff, LifeLock, and each LifeLock stockholder may

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hereafter discover facts in addition or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the LifeLock stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

B.	Consideration

In connection with the settlement of the Action, the LifeLock Board of Directors has approved and/or continued certain corporate governance measures, internal controls measures, and funding commitments. To the extent such measures and commitments have not already been implemented, LifeLock shall implement the corporate governance measures, internal controls measures, and funding requirements specified herein within one year following final judicial approval of the proposed settlement by the Court. LifeLock acknowledges and agrees that the corporate governance reforms, internal controls programs, and funding commitments set forth below confer substantial benefits upon LifeLock and its shareholders including, with regard to those measures that LifeLock has already implemented, that such measures will remain in effect for three (3) years under the terms of this Settlement. LifeLock acknowledges that the commencement and prosecution of the Action and negotiations of the Settlement with Lead Counsel were an important factor in facilitating the Company’s significant efforts to continue to implement, reinforce, and enhance its corporate governance measures and internal controls programs. Except as otherwise specified, the corporate governance reforms and internal controls programs described below shall remain in effect for three (3) years from the date of adoption.

The Settling Parties agree that in the event LifeLock determines that any of the below corporate governance reforms, internal controls programs, and funding commitments conflict

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with LifeLock’s obligations and requirements under the 2016 Amended FTC Order, LifeLock’s obligations and requirements under the 2016 Amended FTC Order shall govern. The Settling Parties further agree that LifeLock as a company—and not the individual employees, officers, and directors that make up LifeLock—is solely responsible for implementing the below corporate governance reforms, internal controls programs, and funding commitments.

LifeLock’s Information Security Program

1. LifeLock engaged a third-party security consultant who has reviewed its Information Security Program (“ISP”) and conducted a baseline assessment of the current components of LifeLock’s ISP. This baseline assessment measures LifeLock’s ISP in order to identify potential improvements to LifeLock’s ISP.

2. LifeLock has had a comprehensive evaluation of its external security practices assessed by the Online Trust Alliance, including its consumer protection, site security, and privacy practices.

3. LifeLock has reinforced its policies to protect against theft or abuse of credentials provided to all LifeLock employees, including its ISP system administrators. These policies include, but are not limited to, automated processes that require all employees to change their passwords once every 90 days, and policies that ensure the strength of all employee passwords.

4. LifeLock shall periodically review and revise as needed the job function guidelines applicable to executives with responsibility for the ISP to clarify their roles and responsibilities in the event of a security breach.

Documentation of Information Security Program

5. LifeLock will continue to maintain and enhance a comprehensive written documentation of its ISP.

6. LifeLock will continue to review periodically the documentation of its ISP and update and enhance it as may be necessary from time to time and in accordance with industry standards.

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Assessment of Vulnerabilities and Implementation of Patches

7. LifeLock shall assess the status of its ISP and vulnerabilities regularly and ensure that vulnerabilities are addressed as soon as reasonably practicable in a manner consistent with industry practice.

8. The assessments referenced in paragraph 7 above shall also include an assessment of LifeLock’s internal policies and processes related to cyber security.

9. LifeLock’s senior management shall report to the Board of Directors or a designated committee thereof at least annually on the results of the assessments referenced in paragraph 7.

10. LifeLock shall perform penetration and vulnerability testing and shall present an overview of the testing results on at least an annual basis to the Audit Committee.

Budget for Information Security Program

11. In order to provide appropriate funding for LifeLock’s ISP, LifeLock has budgeted and shall commit to spend at least $4 million on its information security activities in 2016 and shall budget and commit at least $4 million on its information security activities in 2017, unless the Board of Directors determines that such expenditures are not required.

Metrics for Measuring LifeLock’s Information Security Program

12. The Chief Information Security Officer (“CISO”) or other person designated by LifeLock’s Board of Directors shall develop appropriate metrics for assessing the Company’s ISP.

13. The CISO or other person designated by LifeLock’s Board of Directors shall periodically review those metrics with the Board of Directors or a designated committee thereof.

LifeLock’s Biennial Assessments of its Information Security Program

14. LifeLock shall proceed with its efforts to engage a new third-party auditor to conduct the biennial assessments of LifeLock’s ISP required by the 2016 Amended FTC Order.

15. The Audit Committee, together with the Chief Risk Officer (“CRO”), the CISO, and the General Counsel, shall have the authority to oversee the work of this third-party auditor.

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LifeLock’s Compliance with the FTC Orders

16. As part of its corporate Compliance Program, LifeLock shall adopt and implement a plan to enhance its monitoring of compliance with the 2016 Amended FTC Order.

17. LifeLock’s General Counsel, in consultation with the Company’s CRO and CISO, and/or another person designated by the Board or Audit Committee shall provide assessments of the Company’s compliance with the 2016 Amended FTC Order to the Board of Directors or a designated committee thereof at least annually.

18. LifeLock’s Audit Committee or the Chair of the Audit Committee shall hold periodic meetings with the Chief Executive Officer, the General Counsel, and other relevant officers regarding compliance with the 2016 Amended FTC Order.

Review and Approval of the Chief Risk Officer’s and Chief Information Security Officer’s Compliance and Enterprise Risk Management Programs

19. LifeLock’s General Counsel, directly or through an outside counsel, shall engage a qualified third party consultant who will review the Enterprise Risk Management Program, the roadmaps and associated milestones of LifeLock’s ISP, and the LifeLock Compliance Program proposed by LifeLock’s CRO and CISO.

20. The Enterprise Risk Management Program, the roadmaps and associated milestones of LifeLock’s ISP, and the Compliance Program proposed by LifeLock’s CRO and CISO shall be presented to LifeLock’s Board of Directors or designated committee thereof.

21. LifeLock’s General Counsel, CRO, CISO, or other relevant management personnel shall present regular periodic progress updates and recommendations for any continuous improvements to LifeLock’s Board of Directors or designated committee thereof on LifeLock’s Enterprise Risk Management Program, the roadmaps and associated milestones of LifeLock’s ISP, and LifeLock’s Compliance Program.

22. LifeLock’s General Counsel, CRO, and CISO shall continue to have regular access to the Audit Committee to seek input on the Enterprise Risk Management Program, the roadmaps and associated milestones of LifeLock’s ISP, and LifeLock’s Compliance Program.

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Whistleblower and Hotline Reports

23. LifeLock’s General Counsel or Legal Department shall continue to review all whistleblower reports or reports made to LifeLock’s Ethics Hotline on the topics listed below and may route those reports to other LifeLock departments as appropriate. Following reasonable review, due diligence, and fact-gathering by LifeLock’s General Counsel or members of LifeLock’ s Legal Department, whistleblower reports or reports made to LifeLock’s Ethics Hotline on the below topics will be presented by the General Counsel to the Audit Committee:

•	Allegations of violations by LifeLock or its employees of the marketing, ISP, biennial assessment, compliance monitoring, and recordkeeping requirements of the 2016 Amended FTC Order;

•	Allegations of improprieties by LifeLock or its employees in accounting, auditing, financial record keeping, or internal accounting controls;

•	Any alleged or potential bribery, improper payment, or other violation of federal or state criminal statutes by any LifeLock employee or LifeLock business partner if the alleged or potential conduct occurred in connection with LifeLock business;

•	Any alleged or potential significant violation of law or any provision of LifeLock’s Employee Code of Business Conduct and Ethics by any executive officer of LifeLock if the alleged or potential conduct occurred in connection with LifeLock business and could reasonably be expected to have a material adverse impact on LifeLock’s financial or business operations; or

•	Any alleged or potential significant legal or regulatory violation by LifeLock, its employees, or its business partners if the potential or alleged conduct occurred in connection with LifeLock business and could have a material adverse impact on LifeLock’s financials or business operations.

24. Allegations of misdemeanor theft, or misdemeanor trespass, or other similar conduct committed by non-executive employees that do not materially impact LifeLock’s financials or business operations will be appropriately addressed by LifeLock’s Legal Department and/or Human Resources Department, but need not be presented to the Audit Committee unless the General Counsel, in her discretion, determines such report should be made.

LifeLock’s Marketing Practices

25. LifeLock shall continue to invest resources to manage and enhance its marketing practices, including periodic trainings of LifeLock employees who have responsibility for

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LifeLock’s marketing practices and review of LifeLock’s compliance with the 2016 Amended FTC Order and applicable industry standards.

26. LifeLock’s General Counsel or another person designated by the General Counsel shall present the results of the review of compliance with the 2016 Amended FTC Order and applicable industry standards to the Board of Directors or a designated committee thereof.

27. LifeLock shall engage a former senior level FTC employee to review LifeLock’s current marketing practices and suggest revisions, if any, to LifeLock’s marketing practices and compliance with the marketing requirements of the 2016 Amended FTC Order.

Executive Compensation

28. Following the end of LifeLock’s fiscal 2015, LifeLock’s CEO, President, and CFO communicated to LifeLock’s Board of Directors and Compensation Committee that they would voluntarily forego a substantial portion of their fiscal 2015 bonuses based on events that occurred during fiscal 2015. The bonuses paid to the CEO, President, and CFO were then further evaluated by the Compensation Committee and were approved by the Board (at the Compensation Committee’s recommendation after close consultation with executive management) at 25.5% of each executive’s target bonus opportunities.

29. LifeLock shall consider the performance of the ISP as a factor in the evaluation of performance bonuses for LifeLock’s senior executives whose job function impacts the ISP, as determined by LifeLock’s CEO, and shall assign appropriate weight to the performance of the ISP (against standards and goals set by the Company for the ISP) for such senior executives’ evaluations.

30. LifeLock has adopted an incentive compensation clawback policy applicable to LifeLock’s executive officers.

31. LifeLock has adopted a stock ownership guidelines policy applicable to LifeLock’s Board of Directors and executive officers.

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Continuing Education for Board of Directors

32. Members of LifeLock’s Board of Directors shall attend an established continuing education program for directors designated by the Board of Directors at least once every three years.

Continued Privacy Training and Certification

33. LifeLock shall designate at least one member of LifeLock’s Legal Department or other personnel who shall obtain appropriate privacy certification from the International Association of Privacy Professionals or another similar organization, such as Stanford’s Software Security Foundation or Stanford’s Advanced Security Certification programs. Upon departure of such certified individual from the Company, LifeLock shall take reasonable steps to certify another member of the Legal Department or other appropriate employee in a timely manner.

34. LifeLock shall implement and provide additional appropriate security training courses for its personnel involved in LifeLock’s ISP.

LifeLock’s Litigation Against its Directors and Officers Liability Insurance Carriers

35. LifeLock shall continue to pursue its coverage case against ACE American Insurance Company and others with reasonable diligence to a final conclusion or reasonable settlement. Lead Counsel shall, at the request of and upon reasonable notice from LifeLock, make themselves available to assist in litigating the case and shall do so in the manner specified by LifeLock or its counsel.

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C.	Settlement Procedures

1. After execution of this Stipulation, Lead Plaintiff shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of Exhibit A hereto (the “Preliminary Approval Order”), requesting, among other things, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice, substantially in the forms attached hereto as Exhibits A-1 (“Long-Form Notice”) and A-2 (“Short-Form Notice”; the Long-Form Notice and Short-Form Notice collectively, the “Settlement Notice”), which shall include the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.

2. Within fourteen (14) business days following the Court’s entry of the Preliminary Approval Order, LifeLock shall cause the Stipulation and Long-Form Notice to be filed with the SEC along with an SEC Form 8-K or other appropriate filing, and publish the Short-Form Notice one time in Investor’s Business Daily. The SEC filing will be accessible via a link on the “Investors” page of http://www.lifelock.com, the address of which shall be contained in the Settlement Notice.

3. Lead Plaintiff will also request that forty-five (45) days after the Settlement Notice is given, the Court hold a joint hearing in the Action (the “Settlement Hearing”) to consider and determine whether the Court Approval Order and the Judgment, substantially in the form of Exhibits B and C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable, and adequate; and (b) dismissing with prejudice the Action against the Settling Defendants.

4. Pending the Effective Date, all proceedings and discovery in the Action shall be stayed except as otherwise provided herein, and the Settling Parties shall not file or prosecute any other actions or proceedings relating to the Settlement. To the extent necessary, the Settling Parties will take all reasonable steps to obtain or maintain a stay of proceedings in the Gassel Action.

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D.	Releases

1. Upon the Effective Date, as defined in Section IV, ¶A.4, LifeLock, LifeLock stockholders, or any Person acting on behalf of LifeLock and Lead Plaintiff (acting on his own behalf or derivatively on behalf of LifeLock) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged and dismissed with prejudice the Released Claims against the Released Persons and any and all causes of action or claims (including Unknown Claims) that have or could have been asserted in the Action by Lead Plaintiff, LifeLock, or any LifeLock stockholder derivatively on behalf of LifeLock, or LifeLock against the Settling Defendants or the Released Persons, based on the Settling Defendants’ or Released Persons’ acts and/or omissions in connection with, arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act related to LifeLock’s alleged FTC violations, the FTC Contempt Motion, and the 2016 Amended FTC Order, through and including the date of execution of this Stipulation. Nothing herein shall in any way impair or restrict the rights of any Settling Party or any other Released Person to enforce the terms of the Stipulation.

2. Upon the Effective Date, as defined in Section IV, ¶A.4, LifeLock, LifeLock stockholders, or any Person acting on behalf of LifeLock, and Lead Plaintiff (acting on his own behalf and derivatively on behalf of LifeLock and its stockholders) shall be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims against any of the Released Persons or any action or other proceeding against any of the Released Persons arising out of, relating to, or in connection with the Released Claims, the Action, or the filing, prosecution, defense, settlement, or resolution of the Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

3. Upon the Effective Date, as defined in Section IV, ¶A.4, each of the Released Persons and the Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Lead Plaintiff, Lead Counsel, Liaison Counsel, and all current LifeLock stockholders (solely in their capacity as LifeLock stockholders) from all claims (including Unknown Claims) arising out of, relating to,

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or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

E.	Lead Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

1. After negotiating and agreeing upon the principal terms of the Settlement, Lead Counsel and LifeLock, acting by and through its counsel, with the assistance of the mediator, Justice Feldman, separately negotiated the attorneys’ fees and expenses the Company would pay to Lead Counsel. In light of the substantial and material benefits conferred by Lead Counsel’s efforts, LifeLock, acting by and through its Board of Directors, has agreed to pay $6 million subject to Court approval (the “Fee and Expense Amount”).

2. Within thirty (30) calendar days following the Court’s issuance of the Court Approval Order, notwithstanding the existence of any timely filed objections to the Settlement, or potential for appeal therefrom, LifeLock shall make one payment of the Fee and Expense Amount to an account controlled by WeissLaw LLP. If, as a result of any further order of the Court or as a result of any appeal, remand, or successful collateral attack, the Effective Date does not occur or if the Fee and Expense Amount is not approved or is modified or overturned, in whole or in part, then Lead Counsel shall be responsible for repayment to LifeLock of the amount received by them. Neither LifeLock nor any other Released Persons shall have any obligations with respect to Lead Counsel’s fees and/or expenses beyond the Fee and Expense Amount.

F.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

1. The Effective Date shall be conditioned on the occurrence of all of the following events:

a. the LifeLock Board of Directors has approved the Settlement and each of its terms, including the separately negotiated Fee and Expense Amount;

b. the Court has entered the Court Approval Order and Judgment, substantially in the form of Exhibits B and C attached hereto; and

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c. the Judgment has become Final.

2. If any of the conditions specified in Section IV, ¶F.1 are not met, then the Stipulation of Settlement shall be canceled and terminated subject to the provisions of this Section IV, ¶F.2, unless counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval. If for any reason the Effective Date does not occur, or if this Stipulation is terminated, cancelled, or otherwise fails to become effective for any reason:

a. the Settling Parties, Released Persons, and Related Parties shall be restored to their respective positions that existed immediately prior to the date of execution of this Stipulation;

b. all negotiations, proceedings, documents prepared, and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Action or in any other action or proceeding; and

c. the terms and provisions of the Stipulation – with the exception of the provisions of Section IV, ¶E.2 and Section IV, ¶F.2 – shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

3. No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, expenses, and interest awarded by the Court to Lead Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

G.	Miscellaneous Provisions

1. The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably

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necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

2. The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Lead Plaintiff and LifeLock and its stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The Court Approval Order shall contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Arizona Rules of Civil Procedure and all other similar laws. The Settling Parties further agree that the Released Claims are being settled voluntarily after consultation with competent legal counsel and an experienced mediator.

3. Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; provided, however, that LifeLock and the Settling Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.

4. Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or LifeLock; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons or LifeLock in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the Court Approval Order and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata,

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collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar, or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

5. All agreements made and orders entered during the course of the Action relating to the confidentiality of information or sealing of documents shall survive this Stipulation and the Judgment.

6. All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7. This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

8. This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Action and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

9. Except as otherwise expressly provided herein, all parties, including all Settling Defendants, their counsel, LifeLock and its counsel, and Lead Plaintiff, Lead Counsel, and Liaison Counsel shall bear their own fees, costs, and expenses.

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10. Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

11. Lead Plaintiff represents and warrants he has not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

12. Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

13. Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.

14. The Stipulation and Exhibits may be executed in one or more counterparts. A faxed or pdf signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including facsimile and/or pdf counterparts shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

15. This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives.

16. Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, the Court Approval Order, and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, the Court Approval Order, and the Judgment and for matters arising out of, concerning, or relating thereto. In the event that a dispute arises between any of the Settling Parties and/or Released Persons concerning compliance with any term of this

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Stipulation, the Settling Parties agree that such dispute shall be mediated in good faith before the mediator, Justice Feldman. Only after the Settling Parties and Justice Feldman determine that mediation of such dispute has failed shall relief be sought through a proceeding before the Court.

17. This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Arizona, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of Arizona without giving effect to Arizona’s choice-of-law principles.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated June 30, 2016.

WILSON SONSINI GOODRICH & ROSATI, Professional Corporation

By:	/s/ Boris Feldman
Boris Feldman

SACKS, RICKETTS & CASE LLP
Cynthia A. Ricketts

Attorneys for Defendants Todd Davis, Gary Briggs, Clarissa Cerda, David Cowan, Roy A. Guthrie, Srinivasan Krishnan, Albert A. Pimentel, Chris Power, Thomas Ridge, Hilary Schneider, Jaynie Miller Studenmund, and Nominal Defendant LifeLock, Inc.

WEISS LAW LLP

By:	/s/ Joseph H. Weiss
Joseph H. Weiss

SCHNEIDER WALLACE COTTRELL
KONECKY WOTKYNS LLP
Michael C. McKay

Attorneys for Lead Plaintiff Sridhar Manthangodu

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